UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

GOUVERNEUR BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56605	37-2102925
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

42 Church Street, Gouverneur, New York 13642

(Address of principal executive offices) (Zip Code)

(315) 287-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 24, 2025, Gouverneur Bancorp, Inc. (the “Company”) issued a press release announcing that its Board of Directors has approved a new stock repurchase program authorizing the repurchase of up to 52,778 shares, or 5%, of the Company’s outstanding common stock. Stock repurchases will be conducted through open market purchases, which will include purchases under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1, or through privately negotiated transactions. Repurchases will be made from time to time depending on market conditions and other factors. The Company’s new stock repurchase program will terminate upon the completion of the purchase of 52,778 shares or on July 24, 2026 if not all shares have been purchased by that date.

On December 11, 2024, the Company announced its first stock repurchase program, which authorized the purchase of up to 55,356 shares. Under this previously announced program, 51,569 shares of common stock have been repurchased at a cost of $634,000, or $12.29 per share. As of July 23, 2025, there are 3,787 shares remaining to be repurchased under this existing program.

A copy of the Company’s press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release dated July 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOUVERNEUR BANCORP, INC.

Date: July 25, 2025	By:	/s/ James D. Campanaro
James D. Campanaro
Vice President and Chief Financial Officer